UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Section 240.14a-12

INTEVAC, INC.

(Name of Registrant as Specified in its Charter)

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INTEVAC, INC.

3560 Bassett Street

Santa Clara, California 95054

SUPPLEMENT TO PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Explanatory Note

On April 12, 2023, Intevac, Inc (“we,” “us,” “Intevac” or the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission relating to its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Wednesday, May 17, 2023 at 3:30 p.m. Pacific daylight time, or at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth therein.

This supplement is being filed solely to correct inadvertent errors in the Proxy Statement relating to the number of unissued shares of the Company’s common stock that remain available for issuance under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). In reporting these and related numbers, the Company mistakenly failed to take into account the approximately 801,208 shares of the Company’s common stock that became available for issuance under the 2020 Plan in accordance with its terms due to forfeitures of equity awards that had initially been granted under the Company’s 2012 Equity Incentive Plan.

These errors appear in (1) Proposal Three (Approval of the Amended Intevac 2020 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder by 850,000 Shares) on page 16 of the Proxy Statement and (2) the table entitled “Equity Compensation Plan Information” on page 61 of the Proxy Statement. This error in the number of unissued shares that remain available for issuance under the 2020 Plan had a corresponding impact on statements relating to the expected timing of future requests for approval of additional shares under the 2020 Plan, which appear on pages 15 and 16 of the Proxy Statement.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. This supplement should be read in conjunction with the Proxy Statement.

Correction

The corrections marked below, with new text in bold and underline and deleted text in bold and strikethrough, are being made with respect to the above-referenced locations in the Proxy Statement.

Excerpt from Page 15 of the Proxy Statement:

“If the stockholders approve this proposed amended 2020 Plan, we currently anticipate that the shares available under the 2020 Plan will be sufficient to meet our expected needs through at least the second fiscal quarter of ~~2024~~ 2025, inclusive of the annual equity awards typically granted in the second quarter of each fiscal year. We anticipate that we will be requesting additional shares under the 2020 Plan at our ~~2024~~ 2025 annual meeting of stockholders. However, future circumstances and business needs may dictate a different result. In determining the number of shares to be added to the total number of shares reserved for issuance under the 2020 Plan, the Human Capital Committee and the Board also considered the following:”

Excerpt from Page 16 of the Proxy Statement:

•

“Forecasted Grants. As discussed above, the Human Capital Committee and the Board anticipates that the proposed 850,000 share increase, based on projected share utilization will be sufficient for our equity award usage through at least the second fiscal quarter of ~~2024~~ 2025. In determining the projected share utilization, the Human Capital Committee and the Board considered a forecast that included the following factors: (i) ~~1,022,000~~ approximately 1,805,000 unissued shares remaining under the Plan; (ii) the additional 850,000 shares that would be available for grant under the 2020 Plan, if the stockholders approve the proposed amended 2020

Plan; (iii) estimated cancellations returned back to the 2020 Plan; and (iv) the full value awards to be granted subject to stockholder approval of the proposed amended 2020 Plan. Based on these projections, we expect to request additional shares under the 2020 Plan at our ~~2024~~ 2025 annual meeting of stockholders.

Excerpt from Page 16 of the Proxy Statement:

“Authorized Shares

We are asking our stockholders to approve an increase of 850,000 shares of our Common Stock to the number of shares of our Common Stock available for issuance under the 2020 Plan. If our stockholders approve this Proposal Three, and subject to the adjustment provisions contained in the 2020 Plan, the maximum aggregate of number of shares that may be issued under the 2020 Plan is 1,850,000 shares, plus (i) 1,700,000 shares, which represents the approximate number of shares that, as of the date of the initial Board action to adopt the 2020 Plan in 2020, were reserved but not issued pursuant to any awards granted under the 2012 Equity Incentive Plan (the “2012 Plan”) and were not subject to any awards granted thereunder, plus (ii) any shares subject to stock options, restricted stock units or other awards granted under the 2012 Plan and/or the 2004 Equity Incentive Plan (the “2004 Plan”) that, on or after the date our stockholders initially approved the 2020 Plan in 2020, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added pursuant to clause (ii) equal to 2,649,965 shares. In addition, shares may become available for issuance under the 2020 Plan pursuant to the next paragraph. The shares may be authorized, but unissued, or reacquired Common Stock. As of ~~March 31~~ April 30, 2023, the number of shares subject to awards outstanding under the 2012 Plan was ~~362,000~~ 333,672 shares and the number of shares that were available for future issuance under the 2020 Plan was ~~1,022,000~~ 1,804,756 shares.”

Excerpt from Page 61 of the Proxy Statement:

“Equity Compensation Plan Information

The following table summarizes the number of outstanding options and RSUs granted to employees and directors, as well as the number of securities remaining available for future issuance, under Intevac’s equity compensation plans at December 31, 2022.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by security holders (3)	1,668,250	$7.07	~~1,505,046~~ 2,306,254

Equity compensation plans not approved by security holders (4)	1,115,480	$—	1,300

Total	2,783,730	$7.07	~~1,506,346~~ 2,307,554

(1)	Calculation of weighted-average exercise price excludes RSUs, for which there is no exercise price.
(2)	Excludes securities reflected in column (a).
(3)	Included in the column (c) amount are 450,416 shares available for future issuance under Intevac’s 2003 Employee Stock Purchase Plan.

(4)

On January 19, 2022, the Board adopted the Inducement Plan and, subject to the adjustment provisions of the Inducement Plan, reserved 1,200,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the Company’s 2020 Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with that rule, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. The terms of the Inducement Plan are otherwise substantially similar to those of the 2020 Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan.”

Voting and Submitting Your Proxy

For stockholders who have already voted, a previous vote in favor of Proposal Three will be counted as a vote in favor of such proposal, as corrected by this supplement, and a previous vote against Proposal Three will be counted as a vote against such proposal, unless, in each case, the original proxy is revoked by the stockholder, which can be done by submitting a new proxy.

If you would like to change your vote, see the instructions on Page 5 of the Proxy Statement under the question “Can I change or revoke my vote?”

If you have not yet voted, please vote promptly.